UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2007

Averion International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50095	20-4354185
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Turnpike Road, Southborough, Massachusetts	01772
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  508-597-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

Effective May 23, 2007, we amended our 2005 Equity Incentive Plan, as amended (the “Plan”) to: (i) amend the Plan terms to enable us to deduct for tax purposes certain compensation paid under the Plan, pursuant to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), by (x) delegating authority to administer the Plan to the Compensation Committee comprised of at least two (2) outside directors; (y) determining the performance criteria that may be used in granting awards intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code; and (z) including per participant limitations for each award granted under the Plan; (ii) eliminate our ability to grant stock options at a price discounted below the fair market value of our common stock on the date of grant of any such stock option; (iii) expand the Plan’s provisions governing when stockholder approval of Plan amendments is necessary to include requiring stockholder approval of any future Plan amendments that are adopted to comply with Section 162(m) of the Code or the listing requirements of the exchange or inter-dealer quotation system on which our common stock is then traded; and (iv) amend the definition of “Fair Market Value” under the Plan to mean the per share closing price of our common stock on the date of grant of an award under the Plan.  The amendment was approved by the majority of our stockholders at our Annual Meeting of Stockholders on May 23, 2007.

A copy of the 2005 Equity Incentive Plan, as amended, is attached hereto as Exhibit 10.41.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 24, 2007, we filed an amendment to our certificate of incorporation (the “Certificate”) to increase the number of shares of common stock available for issuance under our Certificate from 650,000,000 shares to 750,000,000 shares, which was approved by our stockholders at our Annual Meeting of Stockholders on May 23, 2007.  A copy of the amendment to our Certificate is attached as Exhibit 3.6 to this Current Report on Form 8-K.

Item 8.01.      Other Events

We held an Annual Meeting of Stockholders of the Company on May 23, 2007 (the “Annual Meeting”).  At the Annual Meeting, our stockholders elected the following directors to office and approved the following actions:

Proposal 1 — Election of Directors

The following directors were elected to hold office until our 2008 Annual Meeting or until their successors have been duly elected and qualified:

				Broker
	For	Against	Withhold	Non-Votes
Philip T. Lavin	398,032,848	0	718,448	0
Michael Falk	398,031,998	0	719,298	0
Cecilio M. Rodriguez	398,031,998	0	719,298	0
Robert D. Tucker	398,042,998	0	708,298	0
Alastair McEwan	398,032,848	0	718,448	0
Fred Sancilio	398,031,998	0	719,298	0

Proposal 2 — Approval of an Amendment to our Certificate of Incorporation

The following is the vote approving an amendment to our Certificate, to increase the number of shares of common stock available for issuance under our Certificate from 650,000,000 shares to 750,000,000 shares:

	For	Against	Abstain
Amendment to Certificate of Incorporation	380,996,732	17,748,564	6,000

Proposal 3 — Approval of an Amendment to our Certificate of Incorporation

The following is the vote approving an amendment to our Certificate to effect a reverse stock split of all outstanding and authorized shares of our common stock to be declared by our Board at any time prior to May 23, 2008 in a ratio not to exceed fifty (50) shares to one (1) share, the precise timing and ratio of such reverse stock split to be determined by our Board in its discretion:

				Broker
	For	Against	Abstain	Non-Votes
Amendment to Certificate of Incorporation	367,510,893	739,283	22,600	30,478,520

Proposal 4 — Approval of an Amendment to our 2005 Equity Incentive Plan

The following is the vote approving an amendment to our 2005 Equity Incentive Plan to: (i) amend the Plan terms to enable us to deduct for tax purposes certain compensation paid under the Plan, pursuant to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), by (x) delegating authority to administer the Plan to the Compensation Committee comprised of at least two (2) outside directors; (y) determining the performance criteria that may be used in granting awards intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code; and (z) including per participant limitations for each award granted under the Plan; (ii) eliminate our ability to grant stock options at a price discounted below the fair market value of our common stock on the date of grant of any such stock option; (iii) expand the Plan’s provisions governing when stockholder approval of Plan amendments is necessary to include requiring stockholder approval of any future Plan amendments that are adopted to comply with Section 162(m) of the Code or the listing requirements of the exchange or inter-dealer quotation system on which our common stock is then traded; and (iv) amend the definition of “Fair Market Value” under the Plan to mean the per share closing price of our common stock on the date of grant of an award under the Plan:

				Broker
	For	Against	Abstain	Non-Votes
2005 Equity Incentive Plan Amendment	367,791,826	453,350	27,600	30,478,520

Proposal 5 —Ratification and Appointment of Schneider Downs & Co., Inc. to serve as our independent accountants for fiscal year 2007

The following is the vote approving the ratification and appointment of Schneider Downs & Co., Inc. to serve as our independent registered public accounting firm for fiscal year 2007:

	For	Against	Abstain
Ratification and appointment of Schneider Downs & Co., Inc.	398,206,348	523,098	21,850

Item 9.01.      Financial Statements and Exhibits

(d)           Exhibits.

3.6	Amendment to the Certificate of Incorporation, as amended, of Averion International Corp.
10.41	2005 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Averion International Corp.

By:	/s/ Philip T. Lavin
Dr. Philip T. Lavin
Chief Executive Officer

Dated:  May 30, 2007